EXHIBIT 99.1

PennantPark Investment Corporation Announces Financial Results for the Quarter Ended December 31, 2017

NEW YORK, Feb. 07, 2018 (GLOBE NEWSWIRE) -- PennantPark Investment Corporation (NASDAQ:PNNT) announced today financial results for the first fiscal quarter ended December 31, 2017.

HIGHLIGHTS
Quarter ended December 31, 2017
($ in millions, except per share amounts)

Assets and Liabilities:
Investment portfolio	$1,100.6
Net assets	$646.3
Net asset value per share	$9.10

Credit Facility	$76.6
2019 Notes	$254.0
SBA debentures	$179.7

Yield on debt investments at quarter-end	11.8%

Operating Results:
Net investment income	$14.2
Net investment income per share	$0.20
Distributions declared per share	$0.18

Portfolio Activity:
Purchases of investments	$138.4
Sales and repayments of investments	$192.3

Number of new portfolio companies invested	5
Number of existing portfolio companies invested	7
Number of ending portfolio companies	57

CONFERENCE CALL AT 10:00 A.M. ET ON FEBRUARY 8, 2018

PennantPark Investment Corporation (“we,” “our,” “us” or “Company”) will host a conference call at 10:00 a.m. (Eastern Time) on Thursday, February 8, 2018 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing toll-free (888) 394-8218 approximately 5-10 minutes prior to the call. International callers should dial (323) 701-0225. All callers should reference PennantPark Investment Corporation. An archived replay of the call will be available through February 22, 2018 by calling toll-free (888) 203-1112. International callers please dial (719) 457-0820. For all phone replays, please reference conference ID #8118668.

RECENT DEVELOPMENTS

We entered into the Second Amended and Restated Investment Advisory Management Agreement, dated February 6, 2018, between the Company and PennantPark Investment Advisers, LLC to implement the previously announced permanent reductions in base management and incentive fees. Under the agreement, (i) base management fees are 1.50% of the Company’s “average adjusted gross assets”, (ii) the income-based incentive fee is 17.5% of the Company’s pre-incentive fee net investment income (subject to a 7.00% annualized “hurdle rate” and 100% “catch-up” with a ceiling of 8.4848%) and (iii) the capital gains incentive fee is 17.5% of the Company’s cumulative net realized capital gains.

Subsequent to quarter-end, $21.2 million of our equity investments have been monetized.

PORTFOLIO AND INVESTMENT ACTIVITY

As of December 31, 2017, our portfolio totaled $1,100.6 million and consisted of $444.9 million of first lien secured debt, $375.6 million of second lien secured debt, $107.2 million of subordinated debt and $172.9 million of preferred and common equity. Our debt portfolio consisted of 82% variable-rate investments (including 12% where London Interbank Offered Rate, or LIBOR, was below the floor) and 18% fixed-rate investments. As of December 31, 2017, we had no companies on non-accrual. Overall, the portfolio had net unrealized depreciation of $63.2 million as of December 31, 2017. Our overall portfolio consisted of 57 companies with an average investment size of $19.3 million, had a weighted average yield on interest bearing debt investments of 11.8% and was invested 40% in first lien secured debt, 34% in second lien secured debt, 10% in subordinated debt and 16% in preferred and common equity.

As of September 30, 2017, our portfolio totaled $1,153.6 million and consisted of $466.1 million of first lien secured debt, $399.5 million of second lien secured debt, $120.7 million of subordinated debt and $167.3 million of preferred and common equity. Our debt portfolio consisted of 82% variable-rate investments (including 13% where LIBOR was below the floor) and 18% fixed-rate investments. As of September 30, 2017, we had no companies on non-accrual. Overall, the portfolio had net unrealized depreciation of $56.4 million as of September 30, 2017. Our overall portfolio consisted of 55 companies with an average investment size of $21.0 million, had a weighted average yield on interest bearing debt investments of 11.5% and was invested 40% in first lien secured debt, 35% in second lien secured debt, 10% in subordinated debt and 15% in preferred and common equity.

For the three months ended December 31, 2017, we invested $138.4 million in five new and seven existing portfolio companies with a weighted average yield on debt investments of 10.8%. Sales and repayments of investments for the three months ended December 31, 2017 totaled $192.3 million.

For the three months ended December 31, 2016, we invested $229.2 million in nine new and seven existing portfolio companies with a weighted average yield on debt investments of 11.2%. Sales and repayments of investments for the three months ended December 31, 2016 totaled $64.2 million.

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three months ended December 31, 2017 and 2016.

Investment Income

Investment income for the three months ended December 31, 2017 was $28.7 million and was attributable to $12.7 million from first lien secured debt, $12.9 million from second lien secured debt and $3.1 million from subordinated debt, respectively. Investment income for the three months ended December 31, 2016 was $31.9 million and was attributable to $13.2 million from first lien secured debt, $12.7 million from second lien secured debt, $4.9 million from subordinated debt and $1.1 million from preferred and common equity. The decrease in investment income compared to the same period in the prior year was primarily due to a reduction of our portfolio at cost.

Expenses

Net expenses for the three months ended December 31, 2017 totaled $14.5 million. Base management fee for the same period totaled $4.8 million (after a base management fee waiver of $0.9 million), incentive fee totaled $2.7 million (after an incentive fee waiver of $0.5 million), debt related interest and expenses totaled $5.9 million and general and administrative expenses totaled $1.1 million. Net expenses for the three months ended December 31, 2016 totaled $16.8 million. Base management fee for the same period totaled $5.3 million (after a base management fee waiver of $1.0 million), incentive fee totaled $2.9 million (after an incentive fee waiver of $0.5 million), debt related interest and expenses totaled $6.7 million, general and administrative expenses totaled $1.5 million and provision for taxes totaled $0.4 million. The decrease in expenses compared to the same period in the prior year was primarily due to a decrease in debt related interest and expenses and base management fees.

Net Investment Income

Net investment income totaled $14.2 million, or $0.20 per share, for the three months ended December 31, 2017, and $15.0 million, or $0.21 per share, for the three months ended December 31, 2016. The decrease in net investment income per share compared to the same period in the prior year was primarily due to a reduction of our portfolio at cost.

Net Realized Gains or Losses

Sales and repayments of investments for the three months ended December 31, 2017 totaled $192.3 million and net realized gains totaled $3.8 million. Sales and repayments of investments for the three months ended December 31, 2016 totaled $64.2 million and net realized losses totaled $22.2 million. The change in realized gains (losses) was primarily due to changes in the market conditions of our investments and the values at which they were realized.

Unrealized Appreciation or Depreciation on Investments, Credit Facility and Notes

For the three months ended December 31, 2017 and 2016, we reported net change in unrealized (depreciation) appreciation on investments of $(6.8) million and $25.4 million, respectively. As of December 31, 2017 and September 30, 2017, our net unrealized depreciation on investments totaled $63.2 million and $56.4 million, respectively. The net change in unrealized (depreciation) appreciation on our investments was driven primarily by changes in the capital market conditions, the financial performance of certain portfolio companies and the reversal of unrealized depreciation (appreciation) of investments that were realized.

For the three months ended December 31, 2017, our multi-currency, senior secured revolving credit facility, as amended and restated, or the Credit Facility, and our 4.50% notes due 2019, or 2019 Notes, had a net change in unrealized depreciation of $1.1 million. For the three months ended December 31, 2016, our Credit Facility, our 2019 Notes, and our 6.25% notes due 2025 had a net change in unrealized depreciation of $5.8 million. As of December 31, 2017 and September 30, 2017, net unrealized appreciation on the Credit Facility and the 2019 Notes totaled $1.2 million and $2.3 million, respectively. The change in net unrealized depreciation compared to the same period in the prior year was primarily due to changes in the capital markets.

Net Change in Net Assets Resulting from Operations

Net change in net assets resulting from operations totaled $12.3 million, or $0.18 per share, for the three months ended December 31, 2017. This compares to a net change in net assets resulting from operations of $24.0 million, or $0.34 per share, for the three months ended December 31, 2016. The decrease in the net change in net assets from operations compared to the same period in the prior year was primarily due to the reduction of our portfolio and depreciation of our investments.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived primarily from proceeds of securities offerings, debt capital and cash flows from operations, including investment sales and repayments, and income earned. Our primary use of funds from operations includes investments in portfolio companies and payments of fees and other operating expenses we incur. We have used, and expect to continue to use, our debt capital, proceeds from the rotation of our portfolio and proceeds from public and private offerings of securities to finance our investment objectives.

The annualized weighted average cost of debt for the three months ended December 31, 2017 and 2016, inclusive of the fee on the undrawn commitment and amendment costs on the Credit Facility, amortized upfront fees on Small Business Administration, or SBA, debentures and debt issuance costs, was 4.32% and 4.51%, respectively.

As of December 31, 2017 and September 30, 2017, there was $79.4 million in outstanding borrowings under the Credit Facility. The Credit Facility had a weighted average interest rate of 2.47% and 2.42%, respectively, exclusive of the fee on undrawn commitments of 0.375%, as of December 31, 2017 and September 30, 2017. As of December 31, 2017 and September 30, 2017, we had $365.6 million of unused borrowing capacity under our Credit Facility, subject to regulatory restrictions.

As of December 31, 2017 and September 30, 2017, we had $250.0 million in aggregate principal amount of 2019 Notes outstanding, with a fixed interest rate of 4.50% per year. As of December 31, 2017 and September 30, 2017, we had $300.0 million in SBA debt commitments, respectively, of which $184.0 million and $199.0 million was drawn, respectively.

As of December 31, 2017 and September 30, 2017, we had cash and cash equivalents of $72.8 million and $38.2 million, respectively, available for investing and general corporate purposes. We believe our liquidity and capital resources are sufficient to take advantage of market opportunities.

Our operating activities provided cash of $62.4 million for the three months ended December 31, 2017, and our financing activities used cash of $27.8 million for the same period. Our operating activities provided cash from sales and repayments on our investments and our financing activities used cash primarily to pay distributions to stockholders and repay the SBA debentures.

Our operating activities used cash of $108.3 million for the three months ended December 31, 2016, and our financing activities provided cash of $77.9 million for the same period. Our operating activities used cash primarily for our investment activities and our financing activities provided cash primarily for net borrowings under the Credit Facility.

DISTRIBUTIONS

During the three months ended December 31, 2017 and 2016, we declared distributions of $0.18 and $0.28 per share, respectively, for total distributions of $12.8 million and $19.9 million, respectively. We monitor available net investment income to determine if a return of capital for taxation purposes may occur for the fiscal year. To the extent our taxable earnings fall below the total amount of our distributions for any given fiscal year, common stockholders will be notified of the portion of those distributions deemed to be a tax return of capital. Tax characteristics of all distributions will be reported to stockholders subject to information reporting on Form 1099-DIV after the end of the calendar year and in our periodic reports filed with the Securities and Exchange Commission, or the SEC.

AVAILABLE INFORMATION

The Company makes available on its website its report on Form 10-Q filed with the SEC and stockholders may find the report on our website at www.pennantpark.com.

PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	December 31, 2017	September 30, 2017
	(unaudited)
Assets
Investments at fair value
Non-controlled, non-affiliated investments (cost—$774,071,408 and $824,106,322, respectively)	$801,023,017	$849,351,548
Non-controlled, affiliated investments (cost—$186,604,156 and $185,799,943, respectively)	192,144,595	189,674,977
Controlled, affiliated investments (cost—$203,199,235 and $200,120,407, respectively)	107,453,444	114,550,983
Total of investments (cost—$1,163,874,799 and $1,210,026,672, respectively)	1,100,621,056	1,153,577,508
Cash and cash equivalents (cost—$72,781,092 and $38,182,373, respectively)	72,832,675	38,202,068
Interest receivable	7,759,810	5,906,976
Prepaid expenses and other assets	2,979,549	4,509,289
Total assets	1,184,193,090	1,202,195,841
Liabilities
Distributions payable	12,790,950	12,790,950
Payable for investments purchased	—	1,014,000
Credit Facility payable (cost—$79,392,900 and $79,392,900, respectively)	76,578,075	76,037,341
2019 Notes payable (par—$250,000,000)	253,997,500	255,665,000
SBA debentures payable, net (par—$184,000,000 and $199,000,000, respectively)	179,739,718	194,364,653
Base management fee payable, net	4,817,516	4,845,237
Performance-based incentive fee payable, net	2,675,573	2,270,008
Interest payable on debt	5,507,033	6,876,756
Accrued other expenses	1,773,807	1,523,425
Total liabilities	537,880,172	555,387,370
Commitments and contingencies	—	—
Net assets
Common stock, 71,060,836 shares issued and outstanding Par value $0.001 per share and 100,000,000 shares authorized	71,061	71,061
Paid-in capital in excess of par value	818,737,784	818,737,784
Undistributed net investment income	4,710,289	3,333,195
Accumulated net realized loss on investments	(112,824,872)	(116,598,355)
Net unrealized depreciation on investments	(63,198,669)	(56,425,773)
Net unrealized appreciation on debt	(1,182,675)	(2,309,441)
Total net assets	$646,312,918	$646,808,471
Total liabilities and net assets	$1,184,193,090	$1,202,195,841
Net asset value per share	$9.10	$9.10

PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,
	2017	2016
Investment income:
From non-controlled, non-affiliated investments:
Interest	$21,383,219	$21,651,426
Payment in kind	1,284,909	220,704
Other income	1,586,642	2,102,536
From non-controlled, affiliated investments:
Interest	1,215,834	2,790,932
Payment in kind	1,573,306	1,434,749
Other income	—	22,500
From controlled, affiliated investments:
Interest	480,430	179,735
Payment in kind	1,144,085	3,466,329
Total investment income	28,668,425	31,868,911
Expenses:
Base management fee	5,735,137	6,274,782
Performance-based incentive fee	3,185,204	3,374,210
Interest and expenses on debt	5,857,378	6,735,574
Administrative services expenses	521,625	894,000
Other general and administrative expenses	628,290	668,507
Expenses before Management Fees waiver and provision for taxes	15,927,634	17,947,073
Management Fees waiver	(1,427,253)	(1,543,839)
Provision for taxes	—	425,000
Net expenses	14,500,381	16,828,234
Net investment income	14,168,044	15,040,677
Realized and unrealized (loss) gain on investments and debt:
Net realized gain (loss) on investments on:
Non-controlled, non-affiliated investments	1,793,043	(22,195,334)
Non-controlled and controlled, affiliated investments	1,980,440	—
Net realized gain (loss) on investments	3,773,483	(22,195,334)
Net change in unrealized (depreciation) appreciation on:
Non-controlled, non-affiliated investments	1,738,065	19,636,201
Non-controlled and controlled, affiliated investments	(8,510,961)	5,736,899
Debt depreciation	1,126,766	5,830,684
Net change in unrealized (depreciation) appreciation on investments and debt	(5,646,130)	31,203,784
Net realized and unrealized (loss) gain from investments and debt	(1,872,647)	9,008,450
Net increase in net assets resulting from operations	$12,295,397	$24,049,127
Net increase in net assets resulting from operations per common share	$0.18	$0.34
Net investment income per common share	$0.20	$0.21

ABOUT PENNANTPARK INVESTMENT CORPORATION

PennantPark Investment Corporation is a business development company which invests primarily in U.S. middle-market companies in the form of first lien secured debt, second lien secured debt, subordinated debt and equity investments. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the SEC. The Company undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

We may use words such as “anticipates,” “believes,” “expects,” “intends,” “seeks,” “plans,” “estimates” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations.

CONTACT:
Aviv Efrat
PennantPark Investment Corporation
Reception: (212) 905-1000
www.pennantpark.com